                             NOBLE AFFILIATES, INC.
                                   as Issuer



                                       TO



                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                   as Trustee



                          Second Indenture Supplement

                           Dated as of August 1, 1997

                                       to

                                   INDENTURE

                           Dated as of April 1, 1997


                                  $100,000,000


                       7 1/4% Senior Debentures Due 2097

                          SECOND INDENTURE SUPPLEMENT


         SECOND INDENTURE SUPPLEMENT (the "Second Indenture Supplement"), dated as of August 1, 1997, between NOBLE AFFILIATES, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture, dated as of April 1, 1997, between the Company and the Trustee (the "Indenture").

                                    RECITALS

         The Company has issued its 7 1/4% Senior Debentures Due 2097 in the form attached hereto in the aggregate principal amount of $100,000,000 (the "Senior Debentures") that may be authenticated and delivered pursuant to the Indenture and this Second Indenture Supplement.

         The Company may issue in the future additional senior debt securities pursuant to the Indenture (the "Senior Debt Securities").

         Section 301 of the Indenture provides, among other things, that the Company, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Senior Debt Securities and to specify certain terms of such series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of the Senior Debentures, and the Company and the Trustee, pursuant to Section 301 of the Indenture, are executing and delivering this Second Indenture Supplement in order to provide for the Senior Debentures.

         The Company has duly authorized the execution and delivery of this Second Indenture Supplement, the conditions set forth in the Indenture for the execution and delivery of this Second Indenture Supplement have been complied with and all things necessary to make this Second Indenture Supplement a valid amendment of, and supplement to, the Indenture have been done by the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemented and amended, solely to the extent and for the purposes expressed herein, for the equal and proportionate benefit of all holders of the Senior Debentures (the "Holders"), as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this Second Indenture Supplement, have the meanings therein defined.

         SECTION 1.2. Unless the context otherwise requires, the terms defined in this Second Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this Second Indenture Supplement, have the meanings herein defined.

                                   ARTICLE II

                      APPLICABILITY OF CERTAIN PROVISIONS

         SECTION 2.1. In accordance with Article Eleven of the Indenture, prior to maturity the Senior Debentures shall be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) thereon, discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined herein) plus 15 basis points, together in either case with the accrued interest on the principal amount being redeemed to the date of redemption.

         In the event that the Company elects to exercise its right to redeem Senior Debentures, the Company shall mail a notice of such redemption to each Holder of record of the Senior Debentures by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Senior Debentures.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Senior Debentures or, if no such security exists, a security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Debentures. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is not willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below), and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") so designated by the Trustee, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to any Senior Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the Senior Debentures to be redeemed shall be reduced by the amount of interest accrued thereon to such redemption date.

         SECTION 2.2. Upon the occurrence of a Tax Event (as defined herein), the Company shall have the right, without the consent of the Holders of the Senior Debentures, to advance the maturity date of the Senior Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that after advancing the maturity date, interest paid on the Senior Debentures will be deductible for United States Federal income tax purposes.

         In the event that the Company elects to exercise its right to advance the Stated Maturity of the Senior Debentures on the occurrence of a Tax Event, the Company shall mail a notice of the advanced Stated Maturity to each Holder of record of the Senior Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Stated Maturity of the Senior Debentures, and will cause the Senior Debentures to be amended accordingly. Such notice shall be effective immediately upon mailing.

         "Tax Event" means that the Company shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the date of the original issuance of the Senior Debentures, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (ii) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposal to adopt such procedures or regulations (an "Administrative Action"), or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case on or after the date of the original issuance of the Senior Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the Senior Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States Federal income tax purposes.

         SECTION 2.3. Notwithstanding Article Twelve of the Indenture, no Sinking Fund will be established with respect to the Senior Debentures and the Senior Debentures will not be subject to any Sinking Fund payments.

         SECTION 2.4. Articles Ten and Thirteen of the Indenture shall be applicable in their entirety to the Senior Debentures.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. Nothing in this Second Indenture Supplement, express or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto, their successors and assigns, and the Holders, any right, remedy or claim under or by reason of this Second Indenture Supplement or any provision hereof; and the provisions of this Second Indenture Supplement are for the exclusive benefit of the parties hereto, their successors and assigns, and the Holders.

         SECTION 3.2. This Second Indenture Supplement shall for all purposes be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York.

         In case any provision in this Second Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         If any provision of this Second Indenture Supplement limits, qualifies or conflicts with any other provision required to be included in this Second Indenture Supplement or the Indenture by the Trust Indenture Act, such other provision which is so required to be included shall control.

         SECTION 3.3. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Indenture Supplement.

         SECTION 3.4. The descriptive headings of the several Articles of this Second Indenture Supplement are inserted for convenience only and shall not affect the construction hereof.

         SECTION 3.5. This Second Indenture Supplement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.6. The Company represents and warrants that it is duly authorized under all applicable laws to execute and deliver this Second Indenture Supplement and that all corporate action on its part required for the execution and delivery of this Second Indenture Supplement has been duly and effectively taken.

                  [Remainder of page purposefully left blank.]

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Second Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                    NOBLE AFFILIATES, INC.

[SEAL]
                                    By: /s/  ROBERT KELLEY
                                    --------------------------------------
                                        Robert Kelley,
                                        Chairman, President and Chief Executive
                                        Officer
ATTEST:


   /s/  ORVILLE WALRAVEN
------------------------------------------------
Name:   Orville Walraven
      ------------------------------------------
Title:  Secretary
       -----------------------------------------

                                    U.S. TRUST COMPANY OF TEXAS, N.A.


[SEAL]                              By:   /s/  JOHN C. STOHLMANN
                                    --------------------------------------
                                        Name:  John C. Stohlmann
                                        ----------------------------------
                                        Title: Vice President
                                        ----------------------------------

ATTEST:


  /s/  BRAD CARSON
------------------------------------------------
Name:  Brad Carson
      ------------------------------------------
Title: Senior Vice President & Trust Officer
      -----------------------------------------

STATE OF OKLAHOMA                 )
                                  )
COUNTY OF CARTER                  )

       BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Robert Kelley and Orville Walraven, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE AFFILIATES, INC., a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 5th day of August, 1997.

                                      /s/  JOAN E. COLE
                                      ---------------------------------------
                                      Notary Public in and for the State of
                                      Oklahoma

My commission expires:                Joan E. Cole
                                      ---------------------------------------
August 11, 2000                       Printed Name of Notary Public
----------------------------------




STATE OF TEXAS                    )
                                  )
COUNTY OF DALLAS                  )

       BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared John C. Stohlmann and Brad Carson, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said
U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, and that they executed the same as the act of said banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 6th day of August, 1997.


                                      /s/  PATRICIA A. ROBLES
                                      ---------------------------------------
                                      Notary Public in and for the State of
                                      Texas

My commission expires:
                                      Patricia A. Robles
                                      ----------------------------------------
February 13, 1999                     Printed Name of Notary Public
----------------------------------

                            FORM OF DEBT SECURITIES
                                  (DEBENTURE)


         This Senior Debenture is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Senior Debenture may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Senior Debenture authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Senior Debenture shall be a Global Security subject to the foregoing, except in such limited circumstances.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                             NOBLE AFFILIATES, INC.

REGISTERED                                                      PRINCIPAL AMOUNT
    No: 1                                                           $100,000,000

CUSIP: 654894AG9

                        7 1/4% SENIOR DEBENTURE DUE 2097

         NOBLE AFFILIATES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION AND NO/100 DOLLARS on August 1, 2097 ("Stated Maturity"), and to pay interest thereon from August 1, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1, in each year (each, an "Interest Payment Date"), commencing February 1, 1998, at the rate of 7 1/4% per annum, until the principal hereof is paid or made available for payment. Interest on the Senior Debentures shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Debenture (or one or more Predecessor Senior Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Debenture (or one or more Predecessor Senior Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Senior Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, that, notwithstanding anything else contained herein, if this Senior Debenture is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Senior Debenture will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Upon the occurrence of a Tax Event (as defined herein), the Company shall have the right to advance the Stated Maturity as provided herein.

         Reference is hereby made to the further provisions of this Senior Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

         This is one of the Securities referred to in the within-mentioned Indenture.

                                          U.S. TRUST COMPANY OF TEXAS, N.A.,
                                          as Trustee



                                          By:
                                          ------------------------------------
                                             Name:
                                             ---------------------------------
                                             Title:
                                             ---------------------------------

                             NOBLE AFFILIATES, INC.
                        7 1/4% Senior Debenture Due 2097


         This Senior Debenture is one of a duly authorized issue of Securities of the Company designated as its 7 1/4% Senior Debentures Due 2097 (herein called the "Senior Debentures"), limited in aggregate principal amount to $100,000,000, issued under an Indenture, dated as of April 1, 1997 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Debentures and of the terms upon which the Senior Debentures are, and are to be, authenticated and delivered.

         The Senior Debentures are redeemable prior to maturity in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption. In the event that the Company elects to exercise its right to redeem Senior Debentures, the Company shall mail a notice of such redemption to each Holder of record of the Senior Debentures by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Senior Debentures.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Senior Debentures or, if no such security exists, a security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Debentures. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is not willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below), and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") so designated by the Trustee, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to any Senior Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the Senior Debentures to be redeemed shall be reduced by the amount of interest accrued thereon to such redemption date.

         Upon the occurrence of a Tax Event (as defined below), the Company shall have the right, without the consent of the Holders of the Senior Debentures, to advance the Stated Maturity of the Senior Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the Stated Maturity, interest paid on the Senior Debentures will be deductible for United States Federal income tax purposes.

         In the event that the Company elects to exercise its right to advance the Stated Maturity of the Senior Debentures on the occurrence of a Tax Event, the Company shall mail a notice of the advanced Stated Maturity to each Holder of record of the Senior Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Stated Maturity of the Senior Debentures, and will cause the Senior Debentures to be amended accordingly. Such notice shall be effective immediately upon mailing.

         "Tax Event" means that the Company shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the date of the original issuance of the Senior Debentures, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (ii) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposal to adopt such procedures or regulations (an "Administrative Action"), or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case on or after the date of the original issuance of the Senior Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the Senior Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States Federal income tax purposes.

         Notwithstanding Article Twelve of the Indenture, no Sinking Fund will be established with respect to the Senior Debentures and the Senior Debentures shall not be subject to any Sinking Fund payments.

         Articles Ten and Thirteen of the Indenture shall be applicable in their entirety to the Senior Debentures.

         If an Event of Default with respect to the Senior Debentures shall occur and be continuing, the principal of the Senior Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (A) the entire indebtedness of the Senior Debentures or (B) certain restrictive covenants and Events of Default with respect to the Senior Debentures, in each case upon compliance with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Debentures at the time Outstanding, on behalf of the Holders of all the Senior Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Debenture and of any Senior Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Debenture.

         The Indenture provides that no Holder of any Senior Debenture may enforce any remedy under the Indenture except in the case of failure of the Trustee to act after notice of default and after request by the Holders of not less than 25 percent in principal amount of the Outstanding

Senior Debentures and the offer and, if requested, provision to the Trustee of reasonable indemnity satisfactory to the Trustee; provided, however, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Senior Debenture after the same shall have become due.

         No reference herein to the Indenture and no provision of this Senior Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Debenture is registrable in the Security Register, upon surrender of this Senior Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Debentures are exchangeable for a like aggregate principal amount of Senior Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Senior Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Debenture is registered as the owner hereof for all purposes, whether or not this Senior Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Senior Debenture and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  August 6, 1997                     NOBLE AFFILIATES, INC.

Attest:
                                           By:
                                              --------------------------------
                                              Robert Kelley, Chairman,
                                                President and Chief Executive
                                                Officer
-------------------------------------------
Name:
      ----------------------------
Title:
       ------------------------------------

                                   ASSIGNMENT


         FOR VALUE RECEIVED
                            ---------------------------------------------------
    hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
the within Senior Debenture, hereby irrevocably constituting and appointing attorney
to transfer the said Senior Debenture on the books of the Company, with full power of substitution in the premises.


Date:
      -------------------------------------       -----------------------------



                                                  -----------------------------
                                                          Signature(s)
                                                  Note:  The signature(s) to
                                                  this assignment must
                                                  correspond with the name as
                                                  it appears upon the face of
-------------------------------                   the within Senior Debenture
    Signature Guarantee                           in every particular, without
                                                  alteration, or enlargement
                                                  or any change whatever.

Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.